   As filed with the Securities and Exchange Commission on October 18, 1999
                                                      Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                        ------------------------------

                            PROTOCOL SYSTEMS, INC.
              (Exact name of registrant as specified in charter)

            Oregon                                       93-0913130
(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                    Identification Number)

                        ------------------------------

              8500 S.W. Creekside Place, Beaverton, Oregon 97008
                                (503) 526-8500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        ------------------------------

                            PROTOCOL SYSTEMS, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN

                        ------------------------------

                               Robert F. Adrion
                     President and Chief Executive Officer
                            Protocol Systems, Inc.
              8500 S.W. Creekside Place, Beaverton, Oregon 97008
                                (503) 526-8500
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                        ------------------------------

                                With copies to:
                          Gregory E. Struxness, Esq.
                                Ater Wynne LLP
                         222 S.W. Columbia, Suite 1800
                            Portland, Oregon 97201
                                (503) 226-1191

                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities      Amount to Be Registered     Proposed Maximum Offering          Proposed Maximum                Amount of
 to Be Registered                                       Price Per Share (1)        Aggregate Offering Price (1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share (2)....       200,000 shares                  $6.125                      $1,225,000                       $341
====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Protocol Systems, Inc. 1994 Employee Stock Purchase Plan for which a registration statement on Form S-8 (File No. 33-74384) is already effective. Except to the extent that exhibits are filed herewith the contents of Protocol Systems, Inc.'s registration statement on Form S-8 (File No. 33-74384) are hereby incorporated by reference.


Item 8. Exhibits


     Number                         Description
     ------                         -----------

      5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

     23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

     23.2      Consent of KPMG LLP

     24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

     99.1 Protocol Systems, Inc. 1994 Employee Stock Purchase Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed on August 16, 1999).

Item 9. Undertakings

          A. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               1. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               2. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               3. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          B. The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 17th day of October, 1999.

                              PROTOCOL SYSTEMS, INC.



                              By /s/ Robert F. Adrion
                                ------------------------------------------------
                                     Robert F. Adrion
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Adrion and Craig M. Swanson and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                        [Signatures on following page]

     Signature                     Title                                                    Date
     ---------                     -----                                                    ----
/s/ Robert F. Adrion               President, Chief Executive Officer and                   10/17/99
--------------------------         Director (Principal Executive Officer)
Robert F. Adrion

/s/ Craig M. Swanson               Vice President, Finance and Business                     10/17/99
--------------------------         Development, Chief Financial Officer
Craig M. Swanson                   and Secretary (Principal Financial Officer)

/s/ David F. Bolender              Chairman of the Board                                    10/17/99
--------------------------
David F. Bolender

/s/ Frank E. Samuel, Jr.           Director                                                 10/17/99
--------------------------
Frank E. Samuel, Jr.

/s/ Ronald S. Newbower             Director                                                 10/17/99
--------------------------
Ronald S. Newbower

                                   Director
--------------------------
Steven E. Wynne

/s/ Curtis M. Stevens              Director                                                 10/17/99
--------------------------
Curtis M. Stevens

                               INDEX TO EXHIBITS


   Exhibit                                                                  Page
   Number              Exhibit                                               No.
   -------             -------                                              ----

     5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

    23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

    23.2      Consent of KPMG LLP

    24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

    99.1      Protocol Systems, Inc. 1994 Employee Stock Purchase
              Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed on August 16, 1999).